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                                                                    Exhibit 10.3


                         DEVELOPMENT SERVICES AGREEMENT


         THIS DEVELOPMENT SERVICES AGREEMENT ("Agreement") is made and effective as of the 30th day of June, 2000 ("Effective Date"), by and between INSURANCE MANAGEMENT SOLUTIONS, INC. ("IMS"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 360 Central Avenue, St. Petersburg, Florida 33701, and INSTANT INSURANCE HOLDINGS, INC. ("Instant"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 8113 Ridgepoint Drive, Suite 214, Irving Texas, 75063, and its designated or wholly owned subsidiaries, collectively, INSTANT AUTO INSURANCE COMPANY ("Instant Auto"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 8113 Ridgepoint Drive, Suite 214, Irving, Texas, 75063. Where used in this Agreement, the term "Customer" shall include within it's meaning both Instant and Instant Auto.

         WHEREAS, Customer wishes to engage the services of IMS to provide certain development services to Customer, and

         WHEREAS, IMS wishes to provide such services as set forth herein,

         NOW THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto do covenant and agree as follows:

ARTICLE I.        DEFINITIONS

         Unless the context clearly requires otherwise, the following terms when used in this Agreement shall have the meanings set forth below:

A. "Affiliate" is any company which controls, is controlled by, or under common control with a party, and "control" is defined as owning 50% or more of such entity.

B. For purposes of legal notice only, "Business Day" means any day other than a Saturday, Sunday or other day which is a bank holiday for Florida State Banks or an IMS paid holiday (New Year's Day, Memorial Day, Independence Day, Thanksgiving Day, day after Thanksgiving, Christmas Eve (after 12 P.M. Eastern Standard Time) and Christmas
         Day).

C. "Change of Control" means (a) a sale, transfer or pledge, or the issuance to a new shareholder, of fifty (50%) percent or more of the voting stock of a party hereto to any third party that is not an affiliate of such party; or (b) a sale, transfer or pledge of a substantial portion of the material assets of a party, or any merger or consolidation of a party with another entity or entities. Both parties agree as respects this paragraph E, that a change of control includes the above definitions when the sale or purchase is transacted with a company included within the portfolio of Customer's investment group or a distribution partner(s) of Customer.

D. "Distribution Partner(s)" means the Customer's business partners which are authorized by Customer to transact business on Customer's behalf.

E. "Development Services" means the services set forth in this Agreement and EXHIBIT I hereto in accordance with the terms of the Agreement, and all applicable laws and regulations.

F. "Technical Information" means and shall include (without limitation) computer programs, databases, designs, algorithms, processes, structures, data formats, business methods, know how, and research and development information.



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ARTICLE II.       TERM

A.. The term of the Agreement ("Term") shall commence on the Effective Date and shall terminate when the Development Services described in
         EXHIBIT I are completed. In the event all services described in
         EXHIBIT I are not completed within 120 days of the Effective Date, the terms of SCHEDULE A. II will apply.


ARTICLE III.      RESPONSIBILITIES OF IMS

A. IMS shall dedicate the human, equipment and computer resources commercially reasonably required to provide Customer with the Development Services, during the term of this Agreement.

B. IMS shall designate an employee ("Account Manager") of sufficient status and authority to act as liaison with Customer to facilitate IMS' performance of the Development Services under this Agreement. The Account Manager shall provide written and oral communication of the status of administration of the Development Services as agreed to by and between Account Manager and Customer.


ARTICLE IV.       RESPONSIBILITIES OF CUSTOMER

A. During the term of this Agreement, Customer shall, by mutual agreement with IMS, provide to IMS, in a timely manner, any and all data, information and other items required to enable IMS to perform the Development Services specified in EXHIBIT I of this Agreement. Customer acknowledges and agrees that delays in delivery of required documentation, data and/or information by Customer will result in a similar delay in performing Development Services, and that such a delay in performing the Development Services shall not be deemed a breach of the Agreement, and the penalties described in SCHEDULE A.II of this Agreement will not apply.

B. CUSTOMER ACKNOWLEDGES AND AGREES THAT IMS ASSUMES NO INSURANCE RISK UNDER THIS AGREEMENT.

C. Customer shall designate manager level employees of sufficient status and binding decision making authority to act as liaisons with IMS and to facilitate Customer's role as IMS performs the Development Services enumerated in EXHIBIT I of this Agreement.


ARTICLE V.        CUSTOMER ACCESS TO RECORDS / CONFIDENTIAL INFORMATION

A. At Customer's expense, Customer will be permitted access (as set forth herein) to all IMS and Customer records and information (excluding, specifically, proprietary IMS' technical design information) reasonably necessary to: (i) audit the completeness and accuracy of the Development Services provided under this Agreement and reports produced for Customer pursuant to this Agreement; (ii) verify the accuracy and validity of all billings and charges to Customer under this Agreement, including any travel and living expenses; and (iii) verify IMS' overall compliance with the terms of this Agreement and applicable laws and regulations. Customer will bear the cost of access to the above records, including the costs of travel, personnel, computer hardware and software, and data line charges.

         Access to the above records, for the foregoing purposes, will be provided during normal business hours upon five (5) Business Days prior written notice to IMS by Customer for so long as IMS is required to maintain such records under this Agreement; except in case of regulatory inquiry, in which case access will be granted within twenty four (24) hours of written notice to IMS.

         At Customer's expense, using a copy service of Customer's choice, Customer will be permitted to copy those IMS records subject to audit in accordance with this Article.

         IMS will provide adequate workspace as mutually agreed upon between Customer and IMS for Customer to conduct audits in accordance with this Article. Further, Customer or its




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         representatives shall take reasonable precautions, when conducting audits under this Article, not to materially disrupt IMS' ongoing business activities. IMS shall provide Customer with workspace, resources (both physical and human) and amenities necessary to enable Customer to conduct the audit. Any additional costs incurred by IMS in providing the human resources pursuant to this paragraph A shall be borne by Customer.

B. The recipient ("Recipient") of confidential data and/or information pursuant to this Agreement shall maintain the confidentiality of all data and/or information which is the property of the other party ("Disclosing Party"), whether originally supplied by the Disclosing Party, or whether generated by the Disclosing Party in the course of performing or facilitating the Development Services under this Agreement and which is directly accessible to the Recipient or is in the possession of Recipient in the implementation, facilitation and/or performance of the Development Services. During the term of this Agreement, Recipient may acquire, know, or have within its possession, information (including, but not limited to, Technical Information) and/or data of the Disclosing Party concerning commercial and trade affairs, rating and underwriting rules and guidelines, the identity of clients, the identity of insureds and beneficiaries, claims, benefits, rates and agents, financial information, Proprietary System (as defined at Article VII, A herein), and business practices of the Disclosing Party ("Confidential Information"). Confidential Information which is provided in tangible form must be clearly marked "Confidential", "Proprietary" or the substantial equivalent thereof, or if orally disclosed must be clearly identified as "Confidential" or "Proprietary" at the time of the disclosure (except for IMS' Technical Information, Customer's underwriting rules and guidelines, the identity of Customer's clients, the identity of Customer's insureds and beneficiaries, claims, benefits, rates and agents, and, the following documents provided by Customer to IMS prior to the Effective Date of this Agreement: all Flex Bill(R)documentation (including presentation, matrices, billing guides), `The eCoverage Report', discount flow charts, network diagram, call reason code documentation, initial data mapping with Amis, sample hierarchy reports, initial web flow, point of sale specifications, and initial tiered rating spreadsheet which will be deemed "Confidential Information" under this Agreement, regardless of whether marked as such). Except as required by law, Recipient shall keep Disclosing Party's Confidential Information confidential and shall only use the Confidential Information in performing or facilitating the Development Services under this Agreement. Recipient shall not disclose the Confidential Information without Disclosing Party's prior written permission except to Recipient's employees who require the information to perform or facilitate the Development Services under this Agreement. Each party hereto, as a Recipient, warrants to the other that appropriate measures shall be taken by Recipient to safeguard the confidentiality of the Confidential Information, with a level of care at least equal to the level of care with which Recipient safeguards its own confidential or proprietary information. All employees of Recipient, agents and representatives, and any third parties who are given access to the Confidential Information shall be under written obligation to Recipient to maintain such information in confidence.

         IMS and Customer agree that Recipient shall have no obligation with respect to any information or data which:

         a) is already rightfully known to Recipient through means other than Disclosing Party; or

         b) is or becomes publicly known through no wrongful act of Recipient; or

         c) is rightfully obtained by Recipient from a third-party without similar restriction and without breach of this Agreement; or

         d) is independently developed by Recipient without breach of this Agreement.

         Disclosing Party shall retain title to all Confidential Information (whether tangible or intangible) delivered thereby pursuant to this Agreement. Recipient shall not copy, reproduce or use any Confidential Information without written authorization of Disclosing Party, except as may be required to accomplish the Development Services under this Agreement. Recipient shall promptly return or destroy, on written request of Disclosing Party, all tangible copies containing Confidential Information, except those copies kept in the regular course of business, or that are required to be kept pursuant to any state or federal administrative, regulatory or statutory mandates. The obligations under this Paragraph shall survive the termination of this Agreement. Notwithstanding the foregoing, this Article shall not prevent the disclosure of Confidential Information to the extent legally required by any court or regulatory entity having jurisdiction over the parties.




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C.       For purposes of Article V, Recipient and Disclosing Party shall include within their meaning all respective subsidiaries, distribution partners, agents, representatives, affiliates or fronting companies of the Recipient and Disclosing Party.

D. The obligations of Customer and IMS under this Article V. shall continue and remain in effect after termination of this Agreement.

ARTICLE VI.       EXPENSES AND FEES

A. In consideration of IMS providing Development Services as described herein, Customer shall pay IMS fees and expenses (collectively "Development Fees"), as specified in SCHEDULE A.

B. Customer shall reimburse IMS for actual travel, living and out-of-pocket expenses incurred by IMS personnel, provided such expenses are approved in writing by Customer. Customer shall not pay IMS for IMS' travel time.

C. Customer agrees to pay any and all tariffs and taxes that are now or may become applicable to the Development Services rendered hereunder, including, but not limited to, sales, use, and personal property taxes, or any other form of tax based on Development Services performed, equipment used by IMS solely for Customer, and the communicating of storage of data used by IMS solely for Customer, but excluding taxes on the net income of IMS.

D. Subject to the terms of this Agreement, all fees and expenses to be payable by Customer to IMS shall be paid pursuant to the terms of SCHEDULE A. Customer's failure to pay all fees and expenses when due shall be considered a material breach of this Agreement.




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ARTICLE VII.      LICENSE, TRADE SECRET AND PROPRIETARY RIGHTS

A. IMS from time to time may use its own proprietary computer software products and account servicing methods and procedures ("Proprietary System"), which are identified, described or referenced in Exhibits I and II hereto, but specifically excluding any IMS/IAIEC, as defined below, in the performance of the Insurance Administration Services. During any term of this Agreement, IMS grants a personal, non-transferable, non-assignable, non-exclusive license with the restrictions set forth below to Customer and its appointed insurance sales agents, representatives, or distribution partners to use portions of the Proprietary System as necessary for IMS to perform the Insurance Administration Services to be performed by IMS under this Agreement.

B. Any modifications or enhancements to Proprietary System that IMS specifically designs and develops for Customer pursuant to this Agreement and/or Exhibits I and II of this Agreement and during any term of the Agreement ("IMS/IAIEC") which are mutually agreed by IMS and Customer to be special modifications and enhancements for this Customer alone, will be specifically marked with the legend "IMS/IAIEC" and shall constitute the sole and exclusive property of Customer, including source code, object code, databases, tables and documentation. IMS and Customer agree that the parties shall act in a commercially reasonable manner in determining whether any modification or enhancement to the Proprietary System is "proprietary" or "exclusive" to Customer and thus shall be marked as an "IMS/IAIEC". Notwithstanding the foregoing, it is hereby agreed by the parties that Flex Billing(R), Equity Specific Billing Forms, Reporting Hierarchy, Instant Rater, Point of Sale Interface, and Web Rater Interface, and Rating Engine Module are IMS/IAIEC,. Further, no provision within this Agreement shall be interpreted as prohibiting IMS from selling or licensing its Proprietary System or modifications and enhancements to the Proprietary System (not specifically designed or developed for Customer pursuant to the terms of this Agreement and not specifically marked "IMS/IAIEC") to any other customer or prospective customer of IMS. IMS agrees that it will not sell to, or use in full or in part on behalf of, any other customer of IMS, an IMS/IAIEC.

C.       Other than the limited rights to use the Proprietary System, in
         Article VII, this Agreement grants to Customer no right to possess or reproduce, the Proprietary System or its specifications in any tangible or intangible medium. Customer may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license, sublicense, reverse engineer, modify, make derivative works of, or obtain any other interest in the Proprietary System, nor allow any person, firm, entity or corporation to transmit, copy, reproduce, download, reverse engineer, modify, make derivative works of, or obtain any other interest in the Proprietary System or its specifications in whole or in part. Customer shall not permit third parties to benefit from the use or functionality of the Proprietary system via time-sharing, service bureau, facilities management, or other similar arrangement. In the event Customer shall come into possession of any source or object code associated with the Proprietary System, Customer shall immediately notify IMS and return the source or object code associated with Proprietary System in its possession and all copies of any kind thereof to IMS. Customer acknowledges that the IMS/IAIEC is designed to work with the Proprietary System and that the IMS/IAIEC are not functional apart from the Proprietary System, and that the Customer has no rights in the Proprietary System except for the specific license granted in this Article VII.

D. Customer covenants and agrees not to disclose or otherwise make the Proprietary System available to any person other than employees, distribution partners, insurance sales agents or representatives of the Customer required to have access or use of the Proprietary System to facilitate IMS' or Customer's performance under this Agreement. Customer agrees to obligate each such employee, appointed insurance sales agent, distribution partner or representative to a level of care sufficient to protect the Proprietary System from unauthorized disclosure or reverse engineering.

E. Upon termination of this Agreement, IMS shall be prohibited from possessing or reproducing, downloading, reverse engineering, or obtaining any other interest in the IMS/IAIEC. Further, upon termination of this Agreement, IMS shall have no right to possess or reproduce, the IMS/IAIEC or its specifications in any tangible or intangible medium. During and after the termination of this Agreement, except as to Customer, IMS may not mortgage, hypothecate, sell, assign, pledge,




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         lease, transfer, license, sublicense, reverse engineer, modify, make derivative works of, or obtain any other interest in a IMS/IAIEC, nor allow any person, firm, entity or corporation to transmit, copy, reproduce, download, reverse engineer, modify, make derivative works of, or obtain any other interest in a IMS/IAIEC or its specifications in whole or in part. IMS shall not permit third parties to benefit from the use or functionality of a IMS/IAIEC via time-sharing, service bureau, facilities management, or other similar arrangement. After the termination of this Agreement, in the event IMS shall come into possession of any source or object code associated with a IMS/IAIEC, IMS shall immediately notify Customer and return the source or object code associated with IMS/IAIEC in its possession and all copies of any kind thereof to Customer.

F. IMS covenants and agrees not to disclose or otherwise make a IMS/IAIEC available to any person other than employees, distribution partners, agents or representatives of IMS required to have access or use of a IMS/IAIEC to facilitate IMS' or Customer's performance under this Agreement. IMS agrees to obligate each such employee, agent, distribution partner or representative to a level of care sufficient to protect a IMS/IAIEC from unauthorized disclosure or reverse engineering.

G. IMS will notify Customer in writing at least five (5) days prior to the implementation of any and all modifications IMS proposes to make to the IMS Proprietary System that may affect Customer's business and IMS's performance of IMS duties and services under this Agreement.

H. Any global changes or enhancements made by IMS to the Proprietary System will be used by IMS in connection with providing the Insurance Administration Services hereunder.

I. The obligations of the parties under this Article shall continue and remain in effect after this Agreement is terminated for any reason.

ARTICLE VIII.     TERMINATION

A.       This Agreement will terminate at the end of the Term.

B.       This Agreement may also terminate prior to the end of the Term:

         a) at the election of the Customer, upon written notice to IMS, if IMS becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the Bankruptcy Act is filed by or against it and it is not dismissed within thirty (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed;

         b) at the election of IMS, upon written notice to Customer, if Customer becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the Bankruptcy Act is filed by or against it and it is not dismissed within thirty (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed; including, but not limited to, any proceeding pursuant to any state or federal action governing insurer insolvency.

         c) at the election of the Customer, if IMS materially breaches any provision of this Agreement and fails to cure such breach within ten (10) days after written notice thereof is given to IMS by the Customer;

         d) at the election of IMS, if Customer materially breaches any provision of this Agreement and fails to cure such breach within ten (10) days after written notice thereof is given to Customer by IMS (except for Customer's failure to pay any and all fees and expenses due under Article VI of this Agreement, in which case Customer must cure such breach within thirty
                  (30) days after written notice thereof is given to Customer by IMS);

         e) at the election of the Customer, upon written notice to IMS, in the event of a Change of Control of IMS, unless IMS has provided Customer not less than sixty (60) days advance written notice of the proposed Change of Control; or




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         f)       at the election of IMS, upon written notice to Customer, in the event of a Change of Control of Customer unless Customer has provided IMS not less than sixty (60) days advance written notice of the proposed Change of Control.

C. The initiation under this Agreement of any dispute resolution procedure shall not prevent a party from terminating this Agreement in accordance with this Article VIII.




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D.       On expiration or termination of this Agreement, IMS shall return to
         Customer all of Customer's information, either in electronic or hard copy form, in IMS' possession and delete any electronic copies thereof related to the Development Services provided by IMS during the term of this Agreement; Customer shall do the same and cause Customer's agents to do the same relative to IMS' Confidential Information. Customer shall pay IMS (in accordance with SCHEDULE A then in effect) any and all Service Fees, miscellaneous fees and third party fees due IMS for Development Services performed prior to the termination date of this Agreement.


ARTICLE IX.       WARRANTIES AND COVENANTS

IMS covenants that: (a) all Development Services shall materially conform to the descriptions set forth in EXHIBIT I of this Agreement; (b) all Development Services shall be performed in a good and workmanlike manner; and (c) IMS will comply in all material respects with the law of the state or states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over IMS' activities, and shall, whenever necessary, maintain at its own expense all required licenses to transact business in such states. IMS warrants to Customer that (a) IMS owns or otherwise has the right to use the Proprietary System used to perform the Development Services, and the rights to such Proprietary System granted hereunder will not knowingly infringe upon a third party's copyright or patent rights; (b) IMS is duly authorized to transact the business of servicing insurance companies; and (c) the express warranties provided here and elsewhere in this Agreement are IMS' only warranties and no other warranty, express or implied, including any warranty of merchantability, fitness or fitness for a particular purpose, will apply to the provision of Development Services under this Agreement.


ARTICLE X.        LIABILITY, LIMIT OF LIABILITY, INDEMNITIES AND REMEDIES

A. The parties shall assume the following obligations and liabilities as specified below and subject to the limitations on liability set forth in Paragraph B below:

         (a) IMS shall indemnify, defend and hold harmless Customer, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorneys' fees, incurred solely and directly as a result of any material breach of IMS' obligations under this Agreement or the material breach of any representation or warranty made by IMS to Customer pursuant hereto;

         (b) Customer shall indemnify, defend and hold harmless IMS, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorney's fees, incurred solely and directly as a result of any material breach of Customer's obligations under this Agreement or the material breach of any representation or warranty made by Customer to IMS pursuant hereto.

         (c) Customer agrees to, and shall cause its affiliates, subsidiaries, agents and fronting companies, jointly and severally, to indemnify, defend and hold harmless IMS, its officers, directors, employees, agents, representatives, and controlled and controlling persons (collectively "IMS Indemnitees") from and against any and all liabilities, losses, damages, demands, claims, suits, actions, causes of action, proceedings, assessments, judgments, awards, penalties, settlements, fees, costs and/or expenses of any kind or nature whatsoever asserted against, resulting to, imposed upon or incurred by IMS or any of IMS' Affiliates, directly or indirectly, by reason of, arising out of, relating to or resulting from any agreement, obligation or relationship, contractual or otherwise, that Customer has or ever had with INSpire Insurance Solutions, Inc., or any of its affiliates or subsidiaries.




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B.       Except for: (i) Service Fee and other amounts owed to IMS by Customer in consideration of IMS providing the Insurance Administration Services, miscellaneous services or third party services hereunder;
         (ii) acts of fraud, or willful misconduct; (iii) penalties payable by IMS under Article XIII of this Agreement, and (iv) violations of
         Article VII, Article V.B, Article VII.D of this Agreement, each party's maximum liability ("Maximum Liability") to the other party for any cause whatsoever, during any one calendar year (including, but not limited to, amounts payable to either party by the other for regulatory fines, settlements and penalties) shall be limited to direct damages incurred by that party. In no event shall IMS' or Customer's liability for breach of this Agreement or any of its provisions exceed the amount of compensation paid by Customer under Schedule B of this Agreement for the three months immediately preceding the breach. Neither party shall be liable for any lost profits, business goodwill, or other consequential, punitive, special or incidental damages incurred by the other.

C. In the event of any IMS Proprietary System error or omission which materially affects IMS' ability to perform the Development Services under this Agreement, IMS will correct same at no cost to Customer.

D. All parties agree to promptly give the others notice upon being notified or becoming aware of any and all allegations or claims, which could give rise to a claim under this Article.

E. Notwithstanding any other provision of this Agreement, Customer shall be liable to IMS for all damages resulting from a breach of Customer's obligations under Article VII.C.


ARTICLE XI.       GENERAL AGREEMENTS

A. This Agreement and all matters arising hereunder shall be governed by and determined in accordance with the laws of the State of Texas without giving effect to any choice of law provisions, except for matters arising out of or pertaining to IMS' Proprietary Systems, which shall be governed by and determined in accordance with the laws of the State of Florida.

B. The parties shall not be liable or deemed to be in default hereunder for any delay or failure in performance under this Agreement or interruption of the Development Services resulting, directly or indirectly, from acts of God (including but not limited to weather catastrophes such as floods, hurricanes, tornadoes, windstorms, ice storms, blizzards and hail storms), civil or military authority, labor disputes, shortages of suitable parts, materials, labor or transportation or any similar cause beyond the reasonable control of the parties. IMS acknowledges that it has a detailed emergency recovery plan for interruption of the Development Services and has contracted with an emergency "Hot Site". IMS shall follow its recovery plan, which provides recovery priority to "Production Customers" and is designed to re-establish the Development Services following a disaster causing an interruption thereof. IMS acknowledges that Customer is a Production Customer. Customer acknowledges that the Hot Site is only a temporary bridge and that there may be a diminution in the performance levels of the Development Services until the main data center capabilities are re-established. IMS will maintain and update its recovery plan and will conduct annual testing of its recovery plan. IMS will provide the results of such annual testing to Customer within ten (10) days of receipt of such results.

C. Customer and IMS agree that, during the Term of this Agreement and for a period of six (6) months following the termination of this Agreement, neither party will directly or indirectly induce any employee of the other to terminate his or her employment with the other party, nor will either party, without prior written consent of the other, offer employment to any employee of the other party or to former employees of the other party during the six (6) month period immediately following such employee's termination. This Paragraph C. shall survive termination of this Agreement. The provisions of this paragraph apply to each party's respective subsidiaries, agents, affiliates and other related entities.




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D.       Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

                  As to Customer:           Instant Insurance Holdings, Inc.
                                            8113 Ridgepoint Drive, Suite 214
                                            Irving, Texas 75063
                  Fax Number:               214-496-3633
                  Attention:                President

                  As to IMS:                Insurance Management Solutions, Inc.
                                            360 Central Avenue, 16th Floor
                                            St. Petersburg, FL 33701
                  Fax Number:               (727) 823-6518
                  Attention:                President

         Notices sent by hand delivery shall be deemed effective on the date of actual hand delivery. Notices sent by overnight carrier shall be deemed effective on the next Business Day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the fifth Business Day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient), otherwise they shall be deemed effective on the next Business Day.

E. This Agreement, and the exhibits, schedules and addenda attached hereto, contain all of the prior oral and/or previously written agreements, representations, and arrangements between the parties hereto. There are no representations or warranties other than those set forth herein. No change or modification of this Agreement, including the exhibits, schedules and addenda hereto, shall be valid unless the same shall be in writing and signed by all of the parties hereto. All schedules, addendum of any kind, or attachments to this Agreement shall be made a part of this Agreement and shall be subject to all terms and conditions of this Agreement. Articles V (B), VII, XI
         (C) shall survive any termination of this Agreement.

F. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires. Article headings are intended for purposes of description only and shall not be used for purposes of interpretation of this Agreement.

G. Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

H. If either party should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare, void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorneys' fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorneys' fees were incurred.

I. Neither IMS nor Customer shall assign this Agreement or any of its rights hereunder without the prior written consent of the non-assigning party.

J. The parties agree not to disclose the terms and conditions of this Agreement to any third party, except (i) as required in the normal conduct of Customer's business, or (ii) as required by law or regulation including, without limitation, any Federal securities law, or regulation.

ARTICLE XII.      DISPUTE RESOLUTION PROCEDURES

A. The parties will attempt in good faith to promptly resolve any dispute arising under this Agreement by negotiations between senior management ("Senior Management") of the parties. Senior Management of each party will meet within ten (10) calendar days of notice ("Notice of Dispute") by a party of the existence of a dispute, at a mutually agreed time and place, to resolve the dispute. Notwithstanding any provisions in this Agreement pertaining to IMS' rights to cure any service standard deficiencies or Customer's rights pursuant to Schedule B.VI, Senior Management, who shall have the authority to settle the dispute, shall prepare and exchange memoranda stating the issues in the material dispute and their positions. If the material dispute is not resolved to the mutual satisfaction of the parties within seven (7) calendar days of the meeting of Senior Management, then the parties may attempt to resolve the controversy using mediation.

B. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) calendar days of the issuance of a party of a Notice of Dispute, or if either party will not participate in mediation, then either party may initiate arbitration upon fifteen (15) calendar days written notice to the other party. Notwithstanding the foregoing, all deadlines specified above may be extended upon mutual written agreement of the parties.

C. Except for the right of either party to apply to a court of competent jurisdiction for review of the award of arbitration, for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo, or disputes relating to breach of the confidentiality, non-disclosure or trade secret provisions of this Agreement, all claims, disputes, controversies and other matters relating to breach of this Agreement, and which cannot be resolved by the parties shall be settled by arbitration in accordance with this Agreement.

D. Notice requesting arbitration ("Arbitration Notice"), or any other notice made in connection therewith, shall be made in writing by one party and sent by certified mail, return receipt requested, to the other party. The Arbitration Notice shall state in particular all issues to be resolved in the view of the complaining party, shall appoint the arbitrator selected by the complaining party and shall set a tentative date for the hearing, which date shall be no sooner than forty-five (45) calendar days and no later than ninety (90) calendar days from the date that the Arbitration Notice is mailed. Within twenty (20) calendar days of receipt of the complaining party's Arbitration Notice, the respondent shall notify the complaining party of the location for conducting arbitration and the name of its appointed arbitrator. When the two arbitrators have been appointed, they shall agree on a third independent arbitrator and shall appoint such person by written notice to the parties signed by both arbitrators within thirty (30) calendar days from the date of the appointment of the second arbitrator. If the two arbitrators fail to agree upon the appointment of an independent arbitrator at the end of thirty (30) calendar days following the appointment of the second arbitrator, then the independent arbitrator shall be appointed by the American Arbitration Association ("AAA"), or its successor, in accordance with its then prevailing commercial arbitration rules then in effect. The three (3) arbitrators shall constitute the Arbitration Board ("Board").

E. The members of the Board shall be active or retired (i) lawyers or professionals familiar with insurance and/or (ii) active or former officers or management employees of insurance and/or data processing firms and/or software development companies. The person selected by the two respective arbitrators appointed by the parties shall be the umpire or chief arbitrator and must be a licensed attorney.

F. Arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect except as modified herein.

G. The parties agree that all then current employees of each with material relevant information will be voluntarily produced, at the employer's expense, for all proper discovery and arbitration hearings.

H. The cost of the arbitration relative to the arbitrators and the AAA ("Costs") shall be borne equally pending the arbitrators' award. Each party shall bear its own expenses for attorneys' fees. The prevailing party in any arbitration proceeding hereunder shall be entitled, in addition to such other relief as may be granted, to recover the portion of the Costs incurred by that party in connection with arbitration under the Agreement prior to the award.

I. The parties agree that the arbitrators shall be required to render their decision in writing within thirty (30) calendar days of the conclusion of the arbitration proceedings, unless such time shall be extended by mutual written agreement of the parties.

J. With respect to any matter brought before the Board, the Board shall make a decision having regard to the intentions of the parties, the terms of this Agreement, and custom and usage of the insurance and data processing industry. Such decisions shall be in writing and shall state the findings of fact and conclusions of law upon which the decision is based, provided that such decision may not (i) award consequential, punitive, special, incidental or exemplary damages, or
         (ii) include a suspension of this Agreement or any provisions hereof. The decision shall be based exclusively upon the evidence presented by the parties at a hearing in which evidence shall be allowed. Said decisions may be reviewable and vacated, modified or corrected, in whole or in part, by appropriate courts of competent jurisdiction for clear abuses of discretion or errors at law by the Board. If the decision is not vacated, modified, or corrected in whole or in part upon an appeal, such decision shall be final and binding upon all parties to the proceeding and may be entered by either party in any court having competent jurisdiction.


         IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement to be effective as of the 30th day of June, 2000.

"IMS":                                         "Customer":

INSURANCE MANAGEMENT SOLUTIONS, INC.           INSTANT INSURANCE HOLDINGS, INC.


By: /s/ Christopher Breakiron                  By: /s/ B. G. Porter
   ---------------------------------              -----------------------------
        Christopher Breakiron                          B. G. Porter

As its:         CFO                            As its:      President/CEO
       -----------------------------                  -------------------------

Date:         7-3-00                           Date:            6-30-00
     -------------------------------                ---------------------------

SCHEDULE "A"   -    FEE SCHEDULE

EXHIBIT I      -    DEVELOPMENT SERVICES

                                   SCHEDULE A
                                  FEE SCHEDULE



I.       Fees

         Customer will pay IMS $____*____ for the Development Services described in EXHIBIT I of this Agreement, to be paid to IMS as follows:

         o    $____*____ due upon execution of this Agreement

         o $____*____ due upon completion by IMS and delivery to Customer of the Development Services described in EXHIBIT I.

         o    $____*____ due thirty (30) days after live production.


II.      Penalty for Late Completion

         In the even the Development Services described in EXHIBIT I are not completed within 120 days from the Effective Date of this Agreement, the amount due from Customer to IMS will be reduced by $____*____ per week for each week beyond 120 days from the Effective Date.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                   EXHIBIT I
                              DEVELOPMENT SERVICES


I.       Definitions

         A. Phase I - Project segment to result in Customer's Automobile Insurance Internet Site ("The Site") being functional in one
                  (1) state for quoting, policy issuance, policy inquiry, policy payments, and on-line chat.

         B. Phase II - Project segment to result in The Site being functional in five (5) states for quoting, policy issuance, policy inquiry, policy payments, on-line chat, Internet Customer Affinity Programs, and business to business interfaces.

II.      Services

         IMS will perform the following Development Services on Customer's behalf. Completion of the tasks listed below will result in the following functionality in support of Phase I and Phase II of The
         Site:

         A.       Interfaces not common to Customer's Instant Rater

         B.       Interfaces for Policy Inquiry

         C.       Interfaces for Payments

         D.       Interfaces for Policy Issuance

         E.       Interfaces for Quoting